Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-223310) and related Prospectus of TravelCenters of America LLC,

•	Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan,

•	Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan,

•	Registration Statement (Form S-8 No. 333-211458) pertaining to the TravelCenters of America LLC 2016 Equity Compensation Plan, and

•	Registration Statement (Form S-8 No. 333-225149) pertaining to the Amended and Restated TravelCenters of America LLC 2016 Equity Compensation Plan.
of our reports dated February 26, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TravelCenters of America LLC, appearing in this Annual Report on Form 10-K of TravelCenters of America LLC for the year ended December 31, 2018.

/s/ RSM US LLP

Cleveland, Ohio
February 26, 2019